                                                                Exhibit 11


REGENERON PHARMACEUTICALS, INC.
STATEMENT OF COMPUTATION OF NET LOSS PER SHARE


                                                              Three months ended March 31,
                                                              ----------------------------
                                                                  1997            1996
Primary:

Net loss                                                      ($ 5,928,849)   ($ 7,767,498)
                                                              ============    ============
Per share data
        Weighted average number of Class A and
                Common shares outstanding during the period     25,798,971      22,007,864
                                                              ============    ============

                Net loss per share                                  ($0.23)         ($0.35)
                                                              ============    ============

Fully diluted:

Net loss                                                      ($ 5,928,849)   ($ 7,767,498)
                                                              ============    ============

Per share data
        Weighted average number of Class A and
                Common shares outstanding during the period     25,798,971      22,007,864

        Shares issuable upon exercise of options                 2,301,301       2,866,962

        Shares assumed to be repurchased under
                the treasury stock method                       (1,154,685)     (1,356,882)
                                                              ------------    ------------

                                                                26,945,587      23,517,944
                                                              ============    ============

                Net loss per share                                  ($0.22)         ($0.33)
                                                              ============    ============

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